UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 27, 2019

GREENWAY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

(formerly National Scientific Corporation)

Texas	000-55030	90-0893594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1521 North Cooper Street, Suite 205

Arlington, Texas 76011

Formerly

(8851 Camp Bowie West Blvd. Suite 240

Fort Worth, Texas,76116)

(Address of principal executive offices) (Zip Code)

800-289-2515

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Company Files an Action against the dissident shareholders

On March 26, 2019 the Company filed a verified petition for Declaratory Judgement, Ex Parte Application for a Temporary Restraining Order and Application for Injunctive Relief against the members of the Greenway Shareholders Committee in Dallas County 298th District Court case No. DC-19-04207. The District Judge has issued a Temporary Restraining Order enjoining the Defendants (and their officers, agents, servants, employees and attorneys) and those persons in active concert or participation from; holding the special shareholders meeting on April 4, 2019 or calling such meeting to order; attending or participating in the Special Meeting; voting the shares of Plaintiff owned by any Defendant at the Special Meeting, either directly or by granting a proxy to allow a non-defendant to vote said shares; voting any shares of Plaintiff owned by non-defendants with or by proxy at the Special Meeting; and serving as chairman at the Special Meeting. The Judge further order a bond from the Company in the amount of $500, which was placed and that a hearing be held on April 8, 2019, at 9:00 am and that the Defendants to appear to show cause if any why the Temporary Restraining Order should not be continued as a Temporary Injunction.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.2 Press Release

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	Greenway Technologies

Date: March 27, 2019	By:	/s/ Raymond Wright
Raymond Wright, Chairman of the Board